EXHIBIT 10.2

FIRST AMENDMENT
THIS FIRST AMENDMENT, dated as of September 21, 2018 (this “Amendment”), is by and among THE DAVEY TREE EXPERT COMPANY, an Ohio corporation (the “Borrower”), the lending institutions party to the Credit Agreement (as defined below) (collectively, “Banks” and, individually, “Bank”), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for the Banks under the Credit Agreement (“Agent”).
RECITALS
WHEREAS, the Borrower, Banks and Agent are parties to the Third Amended and Restated Credit Agreement, dated as of October 6, 2017 (as amended, restated, modified or supplemented prior to the date hereof, the “Credit Agreement”). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
WHEREAS, the Borrower has requested that the Agent and the Banks enter into this Amendment to amend the Credit Agreement as more particularly set forth herein, and the Agent and the Banks have agreed to do so, subject to the terms and conditions set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
I.    AMENDMENTS.
A.    Amendment to Article I. Pursuant to Section 10.3 of the Credit Agreement, Article I of the Credit Agreement is hereby amended as follows:
1.    Amendment of Existing Definitions. Article I of the Credit Agreement is hereby amended to amend and restate the following definition in its entirety as follows:
““Senior Note Purchase Agreements” shall mean (i) the Master Note Purchase Agreement and (ii) any additional note purchase agreements, by and among Borrower and the purchasers party thereto, pursuant to which Borrower issues and sells senior unsecured notes; provided that each such additional note purchase agreement is in form and substance reasonably acceptable to Agent; provided further that the Note Purchase and Private Shelf Agreement, dated September 21, 2018, by and between The Davey Tree Expert Company, PGIM, Inc., and each of the purchasers named therein, shall be deemed to be reasonably acceptable to the Agent.”
2.    New Definitions. Article I of the Credit Agreement is hereby amended to add the following definition thereto in appropriate alphabetical order:
““First Amendment Effective Date” shall mean September 21, 2018.”

B.    Amendment to Section 5.3(c). Section 5.3(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“concurrently with the delivery of the financial statements in (a) and (b) above, a Compliance Certificate; in the event that the Borrower or any Subsidiary has made an election to measure any financial liability using fair value as to the period covered by any such financial statement, such Compliance Certificate as to such period shall include a reconciliation from GAAP with respect to such election;”
C.    Amendment to Section 5.7(b). Section 5.7(b) of the Credit Agreement is hereby amended to delete the final period therefrom and to replace it with the following:
“; provided, further and for the avoidance of doubt, (A) this Section 5.7(b) shall apply separately to each More Restrictive Covenant and Amended More Restrictive Covenant contained in a Material Indebtedness Agreement and (B) to the extent any More Restrictive Covenant or Amended More Restrictive Covenant (each a “Subject More Restrictive Covenant”) is deemed amended or deleted pursuant to clauses (i) through (iii) above, the provisions hereof shall thereupon be those in effect as of the date hereof and as amended (including as amended in connection with any other More Restrictive Covenant or Amended More Restrictive Covenant) other than amendments on account of the Subject More Restrictive Covenant. Notwithstanding the foregoing, no amendment to this Agreement pursuant to this clause (b) as the result of any More Restrictive Covenant or Amended More Restrictive Covenant ceasing to be in effect or being deleted, amended or otherwise modified shall cause any covenant or Event of Default in this Agreement to be less restrictive as to the Borrower or its Subsidiaries than such covenant or Event of Default as contained in this Agreement as in effect on the date hereof, and as amended other than as the result of the application of the first sentence of this clause (b) originally caused by such More Restrictive Covenant or Amended More Restrictive Covenant in such Material Indebtedness Agreement.”
D.    Amendment to Article V. Article V of the Credit Agreement is hereby amended to add at the end thereof, the following new Section 5.24:
“SECTION 5.24 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 5.24 shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.”
E.    Amendment to Section 5.8(k). Section 5.8(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(k) unsecured Indebtedness issued pursuant to the Senior Note Purchase Agreements, so long as the aggregate outstanding principal amount of all such Indebtedness does not exceed Seventy-Five Million Dollars ($75,000,000) at any time, plus the principal amount outstanding under the Master Note Purchase Agreement on the First Amendment Effective Date, and all guaranties by any Company of such Indebtedness.”

F.    Amendment to Section 5.9. Section 5.9 of the Credit Agreement is hereby amended to add at the end thereof, the following new paragraph:
“Notwithstanding the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 5.9 any Indebtedness outstanding under or pursuant to any Material Indebtedness Agreement (other than pursuant to a Permitted Receivables Facility) unless and until the Obligations (and any Guaranty of Payment delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Agent in substance and in form, including an intercreditor agreement and opinions of counsel to the Borrower and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Agent.”
G.    Amendment to Section 7.5. Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“CROSS DEFAULT. If any Company or any Obligor shall default (a) in the payment of principal, interest or fees due and owing with respect to any Material Indebtedness Agreement beyond any period of grace provided with respect thereto, (b) in the performance or observance of any other agreement, term or condition contained in any Material Indebtedness Agreement, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, or (c) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Borrower or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment with respect to any Material Indebtedness Agreement, or (y) one or more Persons have the right to require the Borrower or any Subsidiary so to purchase or repay such Indebtedness.”
II.    REPRESENTATIONS. The Borrower for itself and on behalf of its Subsidiaries makes, on the effective date of this Amendment, the representations and warranties in Article VI of the Credit Agreement and confirms that such representations and warranties are true and correct in all material respects (or in the case of any representation or warranty subject to a materiality qualifier, true and correct) as of the date hereof, except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall be true and correct in all respects on and as of such earlier date. Additionally, the Borrower represents and warrants that immediately before and after giving effect to this Amendment on the date hereof, no Default or Event of Default has occurred and is continuing.
III.    CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon execution and delivery to the Agent of executed counterparts of this Amendment bearing the signatures of the Borrower and the Required Banks.
IV.    MISCELLANEOUS.
A.    Each party hereto agrees, that except as specifically amended hereby, the Credit Agreement shall remain unmodified and in full force and effect.
B.    On and after the date hereof, references in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended, restated, modified or supplemented from time to time. This Amendment shall constitute a Loan Document.

C.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic mail message shall be effective as delivery of a manually executed counterpart of this Amendment.
D.    This Amendment shall be construed in accordance with and governed by the law of the State of Ohio.
E.    Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE DAVEY TREE EXPERT COMPANY
as the Borrower

By:	/s/ Christopher J. Bast
	Name:	Christopher J. Bast
	Title:	Vice President and Treasurer

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[KeyBank – Signature Page to First Amendment to the Third Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION
as a Bank and as Agent

By:	/s/ James Gelle
	Name:	James Gelle
	Title:	Senior Vice President

[KeyBank – Signature Page to First Amendment to the Third Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A.
as a Bank

By:	/s/ Mark M. Mountain
	Name:	Mark M. Mountain
	Title:	Senior Vice President

[KeyBank – Signature Page to First Amendment to the Third Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION
as a Bank

By:	/s/ Joseph G. Moran
	Name:	Joseph G. Moran
	Title:	Senior Vice President

[KeyBank – Signature Page to First Amendment to the Third Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.
as a Bank

By:	/s/ Denise Klingler
	Name:	Denise Klingler
	Title:	Vice President

[KeyBank – Signature Page to First Amendment to the Third Amended and Restated Credit Agreement]